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                                                              Exhibit 10(a)


                             AMENDED AND RESTATED
                         DEAN FOODS COMPANY MANAGEMENT
                          DEFERRED COMPENSATION PLAN
                          --------------------------

1.    PLAN
      ----
           This instrument sets forth the "Dean Foods Company Management Deferred Compensation Plan", as amended and restated as of June 1, 1994.

2.    DEFINITIONS
      -----------

           The following words have the respective meanings stated below, unless a different meaning is plainly required by the context:

      (a) "Beneficiary" means any person other than a Manager who is entitled to receive distributions under this Plan pursuant to Section 7.

      (b)  "Board" means the Board of Directors of the Company.

      (c) A "Change in Control of the Company" will be deemed to have occurred if: (i) there is a change in control of the Company that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) any person or entity (which includes any "Group" as such term is used in Section 13(d)(3) of the Exchange Act) is, directly or indirectly, the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (computed as described in such Rule); or (iii) a majority of the members of any class of directors of the Company are persons who were neither nominated by the Board for election by the stockholders nor elected by the Board to fill vacancy(ies) on the Board; or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or other entity; provided, however, that
           (v) no "Change in Control of the Company" shall be deemed to have occurred with respect to any transaction (or series of transactions) which shall have been approved in advance by a majority of the Board, exclusive of members who are employed by or otherwise affiliated with the person or other entity seeking to effect the Change in Control of the Company; (vi) a "Change in Control of the Company" shall not include any acquisition of voting stock by any underwriting syndicate or underwriter for so long as such syndicate or underwriter holds the voting stock for distribution to the public pursuant to an underwriting agreement between the Company and such syndicate or underwriter; and (vii) a "Change in Control of the Company" shall not include any acquisition by


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            any defined contribution plan which is qualified pursuant to the applicable provisions of the Internal Revenue Code of 1986, as amended, and is maintained for the benefit of the employees of the Company and/or its subsidiaries.

      (d) "Committee" means the Committee which administers this Plan, as provided in Section 8.

      (e) "Company" means Dean Foods Company, a Delaware corporation, and its successors.

      (f) "Defined Rate" means the interest rate of 6% per annum or such higher rate as the Committee shall from time to time determine. Until otherwise determined by the Board, such higher rate shall be the prime rate of interest as charged by the Harris Trust and Savings Bank, Chicago, IL.

      (g) "Manager" means an individual who is an officer of the Company or who is determined by the Committee to be eligible to participate in this Plan.

      (h) "Monthly Base Pay" means the gross monthly base salary payable to the Manager by the Company.

      (i) "Plan" means the plan set forth in this instrument and known as the "Amended and Restated Dean Foods Company Management Deferred Compensation Plan."

3.    PARTICIPATION
      -------------

           A Manager may elect to defer the payment of all or a portion, in increments of One Hundred Dollars ($100.00), of his or her Monthly Base Pay by completing the attached form of Deferral Election and returning it to the Company prior to July 1 of the year commencing on July 1
      (the "Plan Year") for which the election is to be effective. All such amounts deferred by a Manager shall be credited to his or her deferred compensation account.

           An election for a particular Plan Year may only be modified by a Manager by submitting a new Deferral Election to the Company before the beginning of such Plan Year, provided that any Manager may terminate subsequent deferrals at any time during the Plan Year by so notifying the Company.

           All amounts credited to deferred compensation accounts or otherwise payable under this Plan will be unsecured liabilities of the Company and will not be funded with any specific assets of the Company.


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4.    INTEREST
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           Interest on the balance in a Manager's deferred compensation account will be credited to such account semi-annually at the end of each July and January, except that after installment payments to the Manager or a Beneficiary have commenced under this Plan, interest will be paid semi-annually in cash to the Manager or Beneficiary as the case may be. For the purpose of crediting interest for any semi-annual period:
      (1) interest will be computed at the weighted average Defined Rate during such semi-annual period; and (2) the balance in a Manager's deferred compensation account during such semi-annual period will be deemed to be the average of the balances in such account at the beginning of the period and at the end of each month during such semi-annual period, including interest previously credited.

5.    PAYMENTS
      --------

      (a) Following termination of employment by the Company, the balance in the Manager's deferred compensation account at the time of termination will be paid to the Manager (or, in the event of the Manager's death prior to the commencement of payment of or full receipt of the Manager's interest under this Plan, to the Beneficiary or Beneficiaries entitled thereto) in cash in a lump sum and/or in not more than ten (10) annual installments in accordance with the irrevocable elections of the Manager reflected in the Manager's Deferral Elections. Once a Manager has elected to be paid the deferred amounts for a Plan Year in annual installments, any election by such Manager to be paid the deferred amounts for a subsequent Plan Year in annual installments will be limited to the same number of installment payments. Each annual installment payment will be made within 30 days after the end of the calendar year, beginning with the 30-day period following the calendar year in which the Manager's employment by the Company terminates.

      (b) Notwithstanding any previous decision by the Committee or any election by a Manager, the Committee, in its sole discretion, may at any time accelerate payment of the amounts credited to a Manager's deferred compensation account. Without limiting the generality of the foregoing, the Committee may do so in the event of a Change in Control of the Company. Any such permission may be subject to such terms, including without limitation the ineligibility of such Manager to defer payment of all or a portion of his or her future compensation, as the Committee may deem appropriate.

6.    BENEFICIARIES
      -------------

           A Manager may, by giving notice to the Company during the Manager's lifetime, designate: (1) a Beneficiary or Beneficiaries to whom distribution of the amount credited to the Manager's deferred compensation account will be made in the event of the Manager's death prior to the commencement of payment of or full


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           receipt of the Manager's interest under this Plan; and (2) the proportions to be distributed to each such designated Beneficiary if there be more than one. Any such designation may be revoked or changed by the Manager at any time and from time to time by similar notice. If any such designated Beneficiary dies prior to the death of the Manager (or if any such designated Beneficiary or any successor thereto as hereinafter provided thereafter dies prior to the distribution of all of the Manager's interest under this
           Plan), the proportion (or remaining proportion) to have been distributed to such designated or successor Beneficiary shall instead be distributed to his or her estate.

7.    COMMITTEE
      ---------

           This Plan will be administered by a Committee consisting of the members of the Compensation Committee of the Board.

           Except as otherwise expressly provided in this Plan, the Committee shall have full power and authority within the limits provided by this Plan:

      (a) to construe this Plan and make equitable adjustments for any mistakes or errors made in the administration of this Plan;

      (b) to determine all questions arising in the administration of this Plan, including questions as to the rights of Managers participating in this Plan and their Beneficiaries and the amounts of their respective interests;

      (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of this Plan consistent with its purposes;

      (d) to enforce this Plan in accordance with its terms and with the rules and regulations adopted by the Committee; and

      (e) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of this Plan.

           The Committee shall act by the vote or concurrence of a majority of its members and shall maintain a written record of its decisions and actions. All decisions and actions of the Committee pursuant to the provisions of this Plan shall be final and binding upon all persons affected thereby. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Plan.

8.   NON-ALIENATION
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           No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or


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           subject to the debts, contracts, liabilities or torts of the person entitled to such benefits except such claims as may be made by the Company or any of its subsidiaries.

 9.   NOTICE
      ------

           Any notice authorized or required to be given to the Company under this Plan shall be deemed given upon delivery in writing, signed by the person giving the notice, to the Secretary of the Company or such other officer as may be designated by the Chairman of the Board.

10.   PLAN MODIFICATIONS
      ------------------

           The Board may at any time terminate this Plan or may, from time to time, amend any provision of this Plan in such manner and to such extent as it may, in its discretion, deem to be advisable. In the event this Plan is terminated, any amount remaining credited to any Manager's deferred compensation account will be distributed to the Manager or, after the Manager's death, to his or her Beneficiary.

11.   APPLICABLE LAW
      --------------

           This Plan shall be governed by the laws of the State of Illinois.



                                       DEAN FOODS COMPANY



                                       By: /s/ Howard M. Dean
                                          ----------------------
                                          Howard M. Dean
                                          Chairman of the Board




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